SHARE OPTION AGREEMENT

Among

ETNA RESOURCES INC.

And

ESCONDIDAS INTERNACIONAL S.A. de C.V

And

THE SHAREHOLDERS OF
ESCONDIDAS INTERNACIONAL S.A. de C.V.

dated December 18, 2009

SHARE OPTION AGREEMENT

THIS AGREEMENT dated for reference the 18th day of October, 2010.

AMONG:

ETNA RESOURCES INC., a company duly incorporated under the laws of British Columbia, and having an office at Suite 110 – 3040 N. Campbell Ave., Tucson, Arizona USA 85719

(the “Optionee”)

OF THE FIRST PART

AND:

ESCONDIDAS INTERNACIONAL S.A. de C.V., a company duly incorporated under the laws of Mexico, and having an office at Avenida Ignacio Ramirez 514 – A, Col. Pro – Hogar, Mexicali, Baja California, Mexico

(the “Company”)

OF THE SECOND PART

AND:

The Shareholders of the Company listed on Schedule A

(each, an “Optionor” and collectively, the “Optionors”)

OF THE THIRD PART

WHEREAS:

A.                  The Optionors are the holders of all the issued and outstanding common shares in the capital of the Company;

B.                  CPI Internacional S.A. de C.V. (“CPI”), a Mexican corporation, is the sole legal and beneficial owner of the Concessions (as defined herein);

C.                  The Company has entered into an agreement with CPI entitled “Contrato de Accion Conjunta, de Coinversion y de Alianza Estrategica” dated November 12, 2009 (the “CPI JV Agreement”), whereby CPI granted the Company certain contractual rights relating to and arising from the Concessions as more particularly set out in Schedule C (the “Assets”), and CPI and the Company have formed a joint venture governing their respective rights to the Assets; and

D.                 Each of the Optionors seek to grant an exclusive option to the Optionee to acquire seventy six percent (76%) of the common shares in the capital of the Company from each of the Optionors upon the terms set out herein;

                    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

1.                  DEFINITIONS

1.1             In this Agreement, including the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)	“Affiliate” means of an entity means any Person directly or indirectly controlling, controlled by or under common control, with such entity.

(c)	“Agreement” means this share option agreement as amended from time to time.

(d)

“Applicable Securities Laws” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Exchange Shares and the Exchange Warrants to the Optionors in connection with the Transaction.

(e)	“Assets” has the meaning set out in Recital C of this Agreement.

(f)

“Change of Control” means the acquisition, directly or indirectly, of beneficial ownership of voting securities that results in a holding of more than 20% of the issued and outstanding voting securities of the Company or the Optionee, as applicable, by a third party, other than in connection with this Agreement.

(g)

“Charter” means, with respect to any corporation, such corporation’s articles of incorporation, certificate of incorporation, constating documents, notice of articles, by-laws or such other similar organizational documents as the same may be amended from time to time.

(h)	“Claim” has the meaning set out in section 32.1.

(i)	“Closing” means the exercise of the Option, pursuant to the terms of this Agreement at the Closing Time.

(j)	“Closing Date” means the date that the Optionee exercises the Option as provided herein, which shall be no later than March 31, 2010, unless extended in writing by the Parties.

(k)	“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as may be agreed upon by the Parties.

(l)	“Company Shares” means common shares in the capital of the Company.

(m)

“Concessions” means the concessions granted under Mexican law to CPI including the rights to existing and residual brine waters and contained in salts located in evaporation ponds within such concessions and other mineral property interests and all other property rights as set out and more particularly described in Schedule B attached hereto, and shall include any renewals thereof and any form of substitute or successor title thereto.

(n)	“CPI JV Agreement” means the agreement entitled “Contrato de Accion Conjunta, de Coinversion y de Alianza Estrategica” dated November 12, 2009 between CPI and the Company.

(o)	“Direct Claim” has the meaning set out in section 32.1.

(p)

“Distribution” means: (i) the declaration or payment of any dividend in cash, securities or property on or in respect of any class of securities of the Person or its Subsidiaries; (ii) the purchase, redemption or other retirement of any securities of the Person or its Subsidiaries, directly or indirectly; or (iii) any other distribution on or in respect of any class of securities of the Person or its Subsidiaries.

(q)	“Encumbrance” has the meaning set out in section 2.4(aa).

(r)

“Environmental Laws” means all applicable Laws relating to the protection of human health and safety, the environment or natural environment (as defined in all such Laws including air, surface water, ground water, land surface, soil, and subsurface strata), or hazardous or toxic substances or wastes, pollutants or contaminants.

(s)	“Etna Assets” means all assets owned by the Optionee.

(t)	“Etna Public Record” has the meaning set out in section 2.2(c).

(u)	“Etna Shares” means the common shares in the capital of the Optionee.

(v)	“Exchange” means the TSX Venture Exchange Inc.

(w)	“Exchange Shares” means the Etna Shares to be issued to the Optionors on the Closing Date.

(x)

“Exchange Warrants” means the share purchase warrants in the form set out in Schedule F attached hereto, to be issued by the Optionee to the Optionors on the Closing Date, each warrant of which will entitle the holder to acquire one Etna Share at the exercise price of CDN$0.50 or such higher price if required in accordance with the policies of the Exchange.

(y)	“Exploitation Work” means every kind of work done or in respect of the Assets by or under the direction of or on behalf of or for the benefit of a Party, and includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, designing, examining, equipping, improving, surveying, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and reporting and all other work usually considered to be prospecting, exploration, development and exploitation work.

(z)	“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

(aa)

“Indebtedness” means all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with Canadian GAAP) and otherwise, which in accordance with Canadian GAAP should be classified on the obligor’s balance sheet as liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all agreements of guarantee, support, indemnification, assumption or endorsement and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (d) obligations to reimburse issuers of any letters of credit; and (e) capital leases.

(bb)	“Indemnified Party” has the meaning set forth in section 32.1.

(cc)	“Indemnifying Party” has the meaning set forth in section 32.1.

(dd)	“Key Personnel” means Harold Gardner and Rene Ramirez, both Optionors with respect to this Agreement.

(ee)

“Law” mean all federal, provincial, state, municipal or local laws, rules, regulations, statutes, by-laws, ordinances, policies or orders of any federal, provincial, state, regional or local government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(ff)

“Lien” means: (a) any encumbrance, mortgage, pledge, hypothec, prior claim, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

(gg)	“Market Price” has the meaning set out in the policies of the Exchange.

(hh)

“Material Adverse Effect” in respect of a Person means any change, effect, event, occurrence, condition or development that has or could reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the business, operations, results of operations, assets, capitalization or financial condition of such Person, other than any change, effect, event, occurrence or state of facts relating to the global economy or securities markets in general.

(ii)	“Option” has the meaning set out in section 3.1.

(jj)	“Option Period” means the period from the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms.

(kk)

“Party” means any one of the Company, the Optionors or the Optionee as the context requires, their successors and permitted assigns and “Parties” mean collectively the Company, the Optionors and the Optionee and their respective successors and permitted assigns.

(ll)

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

(mm)	“Product” means all samples, ores, metals and minerals exploited or extracted from the Assets or any portion thereof and any concentrates produced therefrom.

(nn)	“Subsidiary” shall have the same meaning as the term “subsidiary” in the Securities Act (British Columbia).

(oo)

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, employer safety, workers compensation, excise, immovable property and moveable property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including applicable pension plans, social security and provincial or state pension plan contributions and workers compensation premiums, together with any interest, fines and penalties imposed by any governmental authority (including federal, provincial, state, municipal and foreign governmental authorities), and whether disputed or not.

(pp)	“Tax Returns” has the meaning set out in section 2.4(k)(i).

(qq)	“Third Party Claims” has the meaning set out in section 32.1.

(rr)

“Transaction” means the transactions contemplated by this Agreement, including the grant and exercise of the Option and the exchange of the Company Shares by the Optionors for the issuance of the Exchange Shares, the Exchange Warrants and the cash payments by the Optionee contained herein.

(ss)	“U.S. Person” has the meaning set out in Regulation S of the 1933 Act.

1.2             The following Schedules are attached hereto and form part of this Agreement:

Schedule A	–	Optionors
Schedule B	–	Concessions
Schedule C	–	Assets
Schedule D	–	Accredited Investor Questionnaire
Schedule E	–	Material Contracts – the Company
Schedule F	–	Form of Exchange Warrant
Schedule G	–	Personal Information

2.               REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1             Each of the Company and the Optionee represents and warrants to the other Parties that:

(a)	It is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction.

(b)	It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement.

(c)

Neither the execution and delivery of this Agreement nor any of the Agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party.

(d)

The execution and delivery of this Agreement and the Agreements contemplated hereby will not violate or result in the breach of the Laws of any jurisdiction applicable or pertaining thereto or of its Charter.

2.2             The Optionee represents and warrants to the Optionors and the Company that:

(a)

The authorized capital of the Optionee consists of 100,000,000 Etna Shares of which 31,594,333 are issued and outstanding as at the date hereof. No shareholder of the Optionee or other party has or will have any preemptive right or similar right to purchase the Etna Shares or other stock of Etna, except as disclosed in the Etna Public Record or as contemplated herein.

(b)	The Etna Shares issued and outstanding as at the date hereof have been, and will at the Closing Date be, duly authorized and validly issued and outstanding as fully paid and non-assessable shares. None of the Etna Shares have been issued in violation of any Laws, the policies of the Exchange, Etna’s Charter or any agreement to which the Optionee is a party or by which it is bound.

(c)

The Optionee is a “reporting issuer” under the securities legislation of the provinces of British Columbia and Alberta and is not in default of such legislation or any regulation thereunder. No order has been issued ceasing or suspending trading or prohibiting the issuance of the Etna Shares and no such proceedings are pending or to the knowledge of the Optionee, threatened. The Optionee has prepared and filed all documents required to be filed by it with securities regulatory authorities in connection with its status as a “reporting issuer” as required to be filed by it in connection with such status (collectively the “ETNA Public Record”) and such documents, as of the date they were filed, complied with applicable Laws and did not fail to state a material fact required to be stated in order to make the statements contained therein not misleading in light of the circumstances in which they were made. No material adverse change has occurred in relation to the Optionee that is not disclosed in the Etna Public Record and the Optionee has not filed any confidential material change reports as part of the Etna Public Record that continues to be confidential. The Optionee is not aware of any deficiencies in the filing of any documents or reports with any securities regulatory authority that would cause it to be placed on the list of defaulting reporting issuers maintained by any securities regulatory authority.

(d)	The Etna Shares are listed on the Exchange. The Optionee has in all respects complied with Applicable Securities Laws.

(e)

All data and information relating to the Optionee provided by the Optionee, at the request of the Optionors and its agents and representatives, to the Optionors and their respective agents and representatives in connection with the Transaction was and is complete and true and correct in all material respects.

(f)	The Optionee is not indebted to any director, officer, employee, shareholder or consultant of the Optionee.

(g)

All Tax Returns required to be filed by or with respect to the Optionee have been filed within the prescribed time, with the appropriate tax authorities and all such Tax Returns are true, correct, and complete in all material respects. No Tax Return of the Optionee is being audited by the relevant taxing authority, and there are no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that have been given or made by the Optionee (including the time for filing of Tax Returns or paying Taxes) and the Optionee has no pending requests for any such waivers, extensions, or comparable consents. The Optionee has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a Material Adverse Effect on the Optionee. The Optionee does not owe any Taxes to the federal government, a provincial government, a municipal government or any other governmental authority.

(h)

All material contracts, agreements, leases and commitments that name the Optionee are valid, binding and in full force and effect as to the Optionee, and the other parties thereto (to the Optionee’s knowledge) and the Optionee is not in breach or violation of, or default under, the terms of any such contract, agreement, plan, lease or commitment, except where such breach, violation or default would not have a Material Adverse Effect on the Optionee, and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute, such a breach, violation or default by the Optionee or, to the Optionee’s knowledge, the other parties thereto.

(i)

The Etna Assets are owned legally and beneficially by the Optionee with good and marketable title thereto, free and clear of all Liens whether contingent or absolute, except as provided for herein or in the Etna Public Record. The Optionee has good and marketable title to, the Etna Assets.

(j)

The Optionee has all necessary and required licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, or local, required to own and lease its properties and assets and to conduct its business as now conducted, except where the failure to hold the foregoing would not have a Material Adverse Effect on the Optionee. The Optionee is not in default, nor has it received any notice of any claim or default with respect to any such license, permit, consent, concession or authorization. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby: (a) to avoid the loss of any license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any Law applicable thereto, or (b) to enable the Optionee to hold and enjoy the same immediately after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

(k)

The Optionee is not in default under, or in violation of, and has not violated (and failed to cure) any Law including, without limitation, laws relating to the issuance or sale of securities, privacy and intellectual property, or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such default or violation would not have a Material Adverse Effect on the Optionee. The Optionee has not received any notification alleging any material violations of any of the foregoing with respect to which adequate corrective action has not been taken.

(l)	There is no suit, claim, action, proceeding, investigation pending or, to the knowledge of the Optionee, threatened against or affecting the Optionee, or any of its assets or properties, or any officer or director thereof in his capacity as an officer or director thereof.

(m)

The Optionee is in compliance with all regulatory orders, directives and decisions that have application to the Optionee except where such non-compliance would not have a Material Adverse Effect on the Optionee and the Optionee has not received notice from any governmental or regulatory authority that the Optionee is not in compliance with any such regulatory orders, directives or decisions.

(n)

Except as disclosed in the Etna Public Record, the Optionee has not made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom the Optionee is not dealing at arm’s length (within the meaning of the Income Tax Act) or any Affiliate of any of the foregoing.

(o)

Except as disclosed in the Etna Public Record, the Optionee is not a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom the Optionee is not dealing at arm’s length (within the meaning of the Income Tax Act) or any Affiliate of any of the foregoing.

(p)

The execution and delivery by the Optionee of this Agreement and any other agreement contemplated by this Agreement will result in legally binding obligations of the Optionee enforceable against the Optionee in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(q)

The Optionee has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to its business, including liabilities as mortgagor, guarantor or surety or otherwise for debts or the obligations of others and tax liabilities due or to become due. There is no basis for any material claim against the properties or the Etna Assets, and the Optionee has no creditors or agreement with another third party whose prior consent might be required for the transactions hereunder.

2.3             The Optionors represent and warrant to the Optionee that:

(a)

At the Closing Date, each Optionor will have the capacity to own the Company Shares owned by him as set out in Schedule A and each Optionor has the capacity to enter into this Agreement and to perform his obligations under this Agreement.

(b)

This Agreement and any other agreement contemplated by this Agreement have been duly authorized, executed and delivered by each Optionor and will result in legally binding obligations of such Optionor enforceable against such Optionor in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)

The execution and delivery of this Agreement, the transfer of the Company Shares owned by him and the performance, observance or compliance with the terms of this Agreement by such Optionor will not violate, constitute a default under, conflict with, or give rise to any requirement for a waiver or consent under:

	(i)	any provision of any agreement, instrument or other obligation to which such Optionor is a party or by which such Optionor is bound; or

	(ii)	any Laws applicable to such Optionor.

(d)

At the Closing Date, each Optionor will be the registered and beneficial owner of the Company Shares set out beside his name in Schedule A, free and clear of any Liens, except those restrictions on transfer arising under the Company’s Charter. Upon the completion of the Closing, except for the rights of the Optionee pursuant to this Agreement with respect to the Company Shares, there will be no outstanding options, calls or rights of any kind binding on any Optionor relating to or providing for the purchase, delivery or transfer of any of his Company Shares.

(e)

Harold Gardner is the only Optionor who is a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and besides Harold Gardner, none of the other Optionors are acquiring the Etna Shares for the account or benefit of, directly or indirectly, any U.S. Person.

2.4             The Key Personnel and the Company represent and warrant to the Optionee that:

(a)

At the Closing Date, all of the Company Shares will be duly authorized and validly issued and outstanding as fully paid and non-assessable. None of the Company Shares will be issued in violation of any Laws, the Company’s Charter or organizational documents, or any agreement to which the Company will be a party or by which it will be bound.

(b)	At the Closing Date, the Company Shares will have been duly authorized by all necessary corporate or other action on the part of the Company, as applicable.

(c)	At the Closing Date, the Optionors, as listed in Schedule A to this Agreement, will be the only registered and beneficial holders of the Company Shares.

(d)	At the Closing Date, Rene Ramirex, Harold Gardner and Federico Diaz will be the sole directors and officers of the Company.

(e)	At the Closing Date, the Company will have no Subsidiaries or any other material investments in any other Person.

(f)

All data and information relating to the Assets provided by the Company and the Optionors, at the request of the Optionee and its agents and representatives, to the Optionee and its agents and representatives in connection with this Agreement will be complete and true and correct in all material respects.

(g)

The Company has the capacity, right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the Transaction and other transactions contemplated hereby or thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument contemplated herein have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith. The execution, delivery and performance by the Company and the Optionors of this Agreement and each such other agreement, document and instrument contemplated herein does not and will not require the authorization, approval or consent of, or any filing with any governmental authority or agency or any other Person, and the execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument contemplated herein, does not and will not result in (i) a breach of or conflict with the Charter or organizational documents of the Company; (ii) a breach of or a conflict with any Laws, order, judgment, injunction, license or permit applicable to the Company; (iii) a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, agreement, contract, instrument, Lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of Company is bound or affected; (iv) result in the creation or imposition of any Lien on any equity interest in the Company; or (v) result in the dissolution or winding- up of the Company.

(h)

At the Closing date, and except as contemplated herein, there will be no agreements, options, warrants, rights of conversion or other rights binding upon or which at any time in the future may become binding upon the Company, to issue any Company Shares or securities convertible or exchangeable, directly or indirectly, into any Company Shares.

(i)

At the Closing Date, and except for the provisions of Applicable Securities Laws, to the knowledge of the Company and the Key Personnel, there will be no agreements or restrictions which in any way will limit or restrict the transfer to the Optionee of any of the Company Shares and, at the Closing Date, there will be no shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of the Company Shares or any of them.

(j)	At the Closing Date, there will be no loans or other liabilities of the Company to the Optionors.

(k)	At the Closing Date:

(i)

all returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, “Tax Returns”) required to be filed by or with respect to the Company will have been filed within the prescribed time, with the appropriate tax authorities and all such Tax Returns will be true, correct, and complete in all material respects;

(ii)

no Tax Return of the Company will be in the process of being audited by the relevant taxing authority, and there will be no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that will have been given or made by the Company (including the time for filing of Tax Returns or paying Taxes);

(iii)	the Company will have no pending requests for any such waivers, extensions, or comparable consents;

(iv)

the Company will not have received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a Material Adverse Effect on the Company; and

(v)	the Company will not owe any Taxes to the government of Mexico, a state government, a municipal government or any other governmental authority.

(l)	At Closing, all material contracts, agreements, leases and commitments entered into by the Company are set out in Schedule E.

(m)

At Closing, all contracts, agreements, leases and commitments set out in Schedule E will be valid, binding and in full force and effect, and the other parties thereto (to the knowledge of the Company and the Key Personnel) and the Company will not be in breach or violation of, or default under, the terms of any such contract, agreement, plan, lease or commitment, except where such breach, violation or default would not have a Material Adverse Effect on the Company or the Assets and no event will have occurred which will constitute or, with the lapse of time or the giving of notice, or both, would constitute, such a breach, violation or default by the Company or, to the knowledge of the Company or the Key Personnel, the other parties thereto.

(n)

The Assets are currently owned legally and beneficially by the Company with good and marketable title thereto, free and clear of all Liens whether contingent or absolute. The Assets include all assets necessary for the conduct of the business of the Company as currently conducted and currently proposed to be conducted with respect to the Assets.

(o)

The Company has all necessary, required or applicable licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, state or local, required to own the Assets. The Company is not in default, nor has it received any notice of any claim of default, with respect to any such license, permit, consent, concession or authorization. On the Closing Date, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind are required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby: (i) to avoid the loss of any license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any Law applicable thereto, or (ii) to enable the Company to hold and enjoy the same immediately after the Closing Date in the conduct of its business.

(p)

The Company is not in default under, or in violation of, and has not violated (and failed to cure) any Law including, without limitation, laws relating to the issuance or sale of securities, the environment and occupational health and safety, privacy and intellectual property, or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or the Assets, except where such default or violation would not have a Material Adverse Effect on the Company or the Assets. The Company has not received any notification alleging any violations of any of the foregoing with respect to which adequate corrective action has not been taken.

(q)

At the Closing Date, the Company will have no employees or independent contractors (other than professional advisors engaged by the Company in connection with the Transaction) and there will be no agreements, written or oral, between the Company and any other party relating to payment, remuneration or compensation for work performed or services provided or payment relating to a Change of Control or other event in respect of the Company. The Company will be in compliance with all applicable Laws respecting labour, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There will be no charges of employment discrimination or unfair labour practices pending or threatened and, to the knowledge of the Company and the Key Personnel, there will exist no valid basis for any such claim. There will be no pending claims, complaints or charges that will have been filed against the Company under any labour or employment laws or dispute resolution procedure (including, but not limited to, any arbitration or similar proceedings) of which the Company will have received written notice. The Company will not have received any written notice indicating that any employment policies or practices referable to the Company are being audited or investigated by any federal, provincial, state or local government agency.

(r)

There is no suit, claim, action, proceeding or, to the knowledge of the Company or the Key Personnel, investigation pending or threatened against or affecting the Company, relevant to the Assets, or against any director or officer of the Company in his capacity as director or officer thereof which could reasonably be expected to result in a material liability to the Company with respect to the Assets or which could result in criminal liability or any quasi-criminal or administrative penalty, or delay or prevent the consummation of the transactions contemplated hereby, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind.

(s)	At the Closing Date, the Company will not have any employee benefit plans (or any plan which may be in any way regarded as an employee benefit plan).

(t)	At the Closing Date, the Company will not have any inventory of any nature whatsoever.

(u)

At the Closing Date, the Company’s head office will be located at the address on page one of this Agreement and, aside from their counsel’s office, such address is the only location where the company books and records are or will be located.

(v)

At the Closing Date, the corporate records of the Company will contain complete and accurate records in all material respects of all meetings and consents in lieu of meetings of the Company directors and the Optionors since the formation of the Company, and of all actions, decisions and consents thereof. Except as reflected in such corporate records, there will be no material minutes of meetings or consents in lieu of meetings of the Company directors and the Optionors or actions, decisions or consents thereof. As it concerns the Assets, the corporate records of the Company contain complete and accurate records in all material respects of all meetings and consents in lieu of meetings of the Company directors and Optionors, and of all actions, decisions and consents thereof. Except as reflected in such corporate records, there are no material minutes of meetings or consents in lieu of meetings of the Company directors and Optionors or actions, decisions or consents thereof with respect to the Assets.

(w)

At the Closing Date, there will not be any non-competition, exclusivity or other similar agreement, commitment or understanding in place, whether written or oral, to which the Company will be a party or will otherwise be bound that would now or hereafter, in any way, limit the business, use of assets or operations of the Assets.

(x)

The Company is in compliance with all regulatory orders, directives and decisions that have application to the Company, except where such non-compliance would not have a Material Adverse Effect on the Company and the Company has not received notice from any governmental or regulatory authority that the Company is not in compliance with any such regulatory orders, directives or decisions.

(y)

With respect to the Assets, the Company has not incurred any liability under, nor has the Company ever violated, any Environmental Law, except where such violation would not have a Material Adverse Effect on the transactions contemplated hereunder. The Company’s ownership of the Assets is presently in compliance with all applicable Environmental Laws.

(z)	The execution and delivery by the Company of this Agreement and any other agreement contemplated by this Agreement will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(aa)	To the knowledge of the Company and the Key Personnel:

(i)

except for the rights held by the Company pursuant to the CPI JV Agreement, CPI is the sole legal and beneficial owner of all interests in the Concessions, and the Assets are free and clear of, and from, all liens, security interests, charges and encumbrances (each, an “Encumbrance”) and are not subject to any judgment, order or decree in any lawsuit or proceeding;

	(ii)	CPI holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership of the Concessions;

(iii)

CPI has good marketable title to the Concessions, which have been properly constituted and applied for, all of which are recorded in accordance with applicable laws and regulations of the State of Baja California and applicable federal laws thereto, and such Concessions are in good standing;

	(iv)	all required work commitments on the Concessions required under applicable laws and regulations have been satisfied by CPI;

(v)

there is no adverse claim or challenge against or to CPI’s ownership of the Concessions nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Concessions or any portion thereof and no person or company other than the CPI has any proprietary or possessory interest in the Concessions or any right whatsoever capable of becoming any of the foregoing;

(vi)

CPI’s ownership of the Concessions is in compliance with, is not in default or violation in any material respect under, and CPI has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with the CPI’s ownership of the Concessions;

(vii)

CPI has duly filed all reports and returns required to be filed with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or threatened, and none of them will be adversely affected by the entry into this Agreement or the consummation of the Transaction;

(viii)

CPI has held the Concessions in material compliance with all laws, rules, statutes, ordinances, orders and regulations and CPI has not received any notice of any violation thereof, nor is CPI aware of any valid basis therefore;

(ix)

there is no adverse claim or challenge against or to the ownership of or title to any part of the Concessions, and there is no basis for such adverse claim or challenge which may affect the Concessions; and

(x)	the Concessions are not subject to any mining or other royalties or similar charges or levies, including those imposed by any federal, state, municipal or local authority.

(bb)

There are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or expenditures with respect to the Concessions and the conduct of operations related thereto, the Company has not received any notice of the same and the Company and the Key Personnel are not aware of any basis on which any such orders or directions could be made.

(cc)	The Company acknowledges that all Exploration Data in its possession concerning the Assets and the Concessions has been, or will, by the Closing Date, be conveyed to the Optionee.

(dd)	There are no mine workings or waste dumps or mine tailings on the Concessions.

2.5             The representations, warranties and covenants hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and shall survive the closing of the Transaction for a period of two (2) years from the Closing Date.

3.               OPTION

3.1             Subject to receipt of conditional approval from the Exchange, the Optionors hereby grant to the Optionee the sole and exclusive right and option to acquire seventy six percent (76%) of the Company Shares held by each of the Optionors as set out in Column II of Schedule A for the Option Period, in accordance with the terms of this Agreement (the “Option”).

3.2             Prior to the Closing Date, this Agreement is an option only and, except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

4.               RIGHT OF ENTRY

4.1             Throughout the Option Period, the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Assets to:

(a)	enter upon the Concessions;

(b)	do such exploration, development or other Exploitation Work on the Concessions and thereunder as the Optionee in its sole discretion may consider advisable; and

(c)	remove from the Concessions and sell or otherwise dispose of Products, but limited only for the purposes of testing and due diligence.

5.               OBLIGATIONS OF THE COMPANY DURING OPTION PERIOD

5.1             During the Option Period, the Company shall:

(a)

maintain the Concessions in good standing by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such Concessions free and clear of all liens and other charges arising from the Company’s activities thereon except those at the time contested in good faith by the Company;

(b)	duly record all exploration or other work carried out on the Concessions by the Company;

(c)

permit the Optionee, or their representatives duly authorized in writing, to visit and inspect the Concessions at all reasonable times and intervals, and data obtained by the Company as a result of its operations thereon, provided always that the Optionee or its representatives shall abide by the rules and regulations laid down by the Company relating to matters of safety and efficiency in its operations and, notwithstanding, the Company shall be under no liability to the Optionee or its representatives for any personal injury, including death, or any damage to property other than such as might be occasioned by or through any negligence on the part of the Company, its servants or agents;

(d)	do all work on the Concessions in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(e)	indemnify and save the Optionee harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Company’s activities on the Concessions;

(f)	permit the Optionee, at its own expense, reasonable access to the results of the work done on the Concessions; and

(g)

deliver to the Optionee, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Company with respect to the Concessions.

6.               EXERCISE OF OPTION

6.1             The Option shall be exercised by the Optionee on the Closing Date:

(a)	by paying the Optionors the amounts set out in Column V of Schedule A on the Closing Date;

(b)	by issuing the Optionors the number of Exchange Shares set out in Column III of Schedule A on the Closing Date;

(c)	by issuing the Optionors the number of Exchange Warrants set out in Column IV of Schedule A on the Closing Date; and

(d)	by satisfying the closing conditions set out in sections 19, 20 and 21 herein.

6.2             Once the payments have been made, the Exchange Shares and Exchange Warrants have been issued and the closing conditions have been satisfied, the Optionee shall have immediately acquired the irrevocable right to receive seventy six percent (76%) of the Company Shares held by the Optionors, free and clear of all charges, encumbrances and claims.

7.               EXCHANGE OF SECURITIES

7.1             Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, at the Closing Date each of the Optionors severally agrees to exchange, transfer and assign all the Company Shares he will own at the Closing Date, being the number set out opposite his name in the attached Schedule A, to the Optionee in consideration of the Optionee’s issuance to such Optionor of that number of Exchange Shares and Exchange Warrants set out opposite his name in Schedule A.

7.2             The Optionors agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Laws and the Exchange.

7.3             The Optionors acknowledge that the Optionee has advised such Optionors and that the Optionee is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Laws, and, as a consequence, the Optionors will not be entitled to certain protections, rights and remedies available under Applicable Securities Laws, including statutory rights of rescission or damages, and the Optionors will not receive information that would otherwise be required to be provided to the Optionors pursuant to Applicable Securities Laws.

7.4             The Optionors who are U.S. Persons acknowledge and agree that the Exchange Shares and Exchange Warrants will be issued pursuant to a safe harbour from the prospectus and registration requirements of the 1933 Act. All certificates representing the Exchange Shares and Exchange Warrants issued on Closing to U.S. Persons will be endorsed with restricted legends in the same form as the following legend pursuant to the 1933 Act in order to reflect the fact that the Exchange Shares and Exchange Warrants are restricted securities and will be issued to the Optionors who are U.S. Persons pursuant to a safe harbour from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

7.5             Each Optionor who is a U.S. Person agrees to complete and execute the Accredited Investor Questionnaire set out on Schedule D attached hereto. Each Optionor agrees that the representations set out in Schedule D as executed by the Optionor will be true and complete on the Closing Date.

7.6             The Closing shall take place at the offices of Clark Wilson LLP, Vancouver, British Columbia at the Closing Time on the Closing Date, or as the Parties may otherwise agree in writing.

7.7             Subject to the satisfaction of the conditions to the obligation to close the transactions contemplated herein set forth in sections 19, 20 and 21:

(a)

each Optionor shall cause the delivery to the Optionee at the Closing Time of instruments evidencing the transfer to the Optionee of the Company Shares set out opposite his name in the attached Schedule A through instruments of conveyance duly executed and notarized before a Mexican Notary Public in accordance with Mexican law; and

(b)

each Optionor agrees to deliver to the Optionee at the Closing Time such reports, undertakings and other documents with respect to the Transaction as may be required pursuant to Applicable Securities Laws, policy or order of any securities commission, stock exchange or other regulatory authority, if any.

7.8             Subject to compliance with Section 7.7, the Optionee shall deliver to the Optionors at the Closing Time certificates representing the number of Exchange Shares and the Exchange Warrants set out opposite their respective names in the attached Schedule A, provided however that share certificates evidencing Exchange Shares required to be escrowed by the Exchange, if applicable, may be delivered to Computershare Trust Co. of Canada as escrow agent in accordance with the requirements of the Exchange.

8.               NECESSARY CONSENTS

8.1             The Company shall use its reasonable efforts to obtain from the Company’s directors, shareholders and all appropriate federal, state, municipal or other governmental or administrative bodies such approvals or consents as are required (if any) to complete the Transaction contemplated herein.

9.               ADDITONAL AGREEMENTS

9.1             Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts to:

(a)	obtain all necessary waivers, consents and approvals from other parties to material agreements, and other contracts or agreements;

(b)	obtain all necessary consents, approvals, and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations;

(c)	defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby;

(d)	cause to be lifted or rescinded any injunction or restraining order or other remedy adversely affecting the ability of the parties to consummate the transactions contemplated hereby;

(e)	effect all necessary registrations and other filings and submissions of information requested by governmental authorities;

(f)	comply with all provisions of this Agreement; and

(g)	provide such officers’ certificates as may be reasonably requested by the other parties hereto in respect of the representations, warranties and covenants of a party hereto.

10.             ACCESS TO INFORMATION

(a)

Upon reasonable notice, the Company shall afford to the Optionee’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to its properties, books, contracts and records as well as to management personnel of the Company as the Optionee may require or may reasonably request.

(b)

Upon reasonable notice, the Optionee shall afford to the Company’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to its properties, books, contracts and records as well as to management personnel of the Optionee as the Company may require or may reasonably request.

11.             CONDUCT OF BUSINESS OF THE COMPANY

11.1           The Company covenants and agrees that, until the earlier of the Closing Date or the date that this Agreement is terminated, unless the Optionee otherwise consents in writing (such consent not to be unreasonably withheld or delayed), except as required by Law or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)

the business of the Company shall be conducted in the ordinary course of business and consistent with past practice and the Company shall use all commercially reasonable efforts to maintain and preserve its business, assets and business relationships;

(b)	the Company shall notify the Optionee of any Material Adverse Effect on its business; and

(c)	Except as contemplated herein, the Company shall not directly or indirectly:

	(i)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any Company Shares or other securities or any right, option or warrant with respect thereto;

	(ii)	amend or propose to amend its Charter;

	(iii)	split, combine or reclassify any of its securities or declare or make any Distribution or distribute any of its properties or assets to any Person;

(iv)

other than in the ordinary course of business, enter into or amend any employment contracts with any officer or senior management employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants;

	(v)	make any capital expenditures, additions or improvements or commitments for the same, except in the ordinary course of business;

(vi)

enter into any contract, commitment or agreement under which it would incur indebtedness for borrowed money or for the deferred purchase price of property (other than such property acquired in the ordinary course of business), or would have the right or obligation to incur any such indebtedness or obligation, or make any loan or advance to any Person;

(vii)

acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets, except in the ordinary course of business;

(viii)	enter into any contracts, other than in the ordinary course of business;

(ix)	create any option or bonus plan, pay any bonuses, deferred or otherwise, or defer any compensation to any of its officers or employees;

(x)	make any material change in accounting procedures or practices;

(xi)	mortgage, pledge, hypothecate or encumber any of the Assets or subject them to any Lien;

(xii)	enter into any agreement or arrangement granting any rights to purchase or lease any of the Assets, or requiring the consent of any Person to the transfer, assignment or lease of any of the Assets;

(xiii)	engage in any business or other activity that is outside of the ordinary course of business that is being currently conducted, whether as a partner, joint venture participant or otherwise;

(xiv)

sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or assets or otherwise) any of the Assets, or cancel, waive or compromise any debts or claims, including accounts payable to and receivable from Affiliates;

(xv)	enter into any other material transaction or any amendment of any contract, lease, agreement, license or sublicense which is material to its business;

(xvi)	except in the ordinary course of business, settle any material outstanding claim, dispute, litigation matter, or tax dispute;

(xvii)

transfer any assets to the Optionors or any of their Subsidiaries or Affiliates or assume any Indebtedness from the Optionors or any of their Subsidiaries or Affiliates or enter into any other related party transactions;

(xviii)	redeem, purchase or offer to purchase any Company Share or other securities;

(xix)	except in the ordinary course of business, acquire any material assets, including but not limited to securities of other companies; or

(xx)	enter into any agreement or understanding to do any of the foregoing.

12.             PAYMENTS TO THE COMPANY

12.1           The parties acknowledge and agree that, prior to and immediately following the execution of this Agreement, the Company will incur certain expenses in furtherance of the transactions contemplated hereby. In this context, and upon receipt by the Optionee of a duly executed, notarized and/or recorded copy of the CPI JV Agreement and the Concessions, the Optionee will:

(a)

pay a non-refundable sum of US$150,000 to the Company upon execution of this Agreement in accordance with wiring instructions to be provided by the Company to the Optionee for the repayment of outstanding indebtedness owed by the Company;

(b)

pay a non-refundable sum of US$50,000 to the Company upon the Closing Date in accordance with wiring instructions to be provided by the Company to the Optionee for the repayment of outstanding indebtedness owed by the Company; and

(c)

pay a non-refundable sum of US$50,000 to the Company upon execution of this Agreement and US$25,000 monthly thereafter until the earlier of the Closing Date or the date this Agreement is terminated, in accordance with wiring instructions to be provided by the Company to the Optionee to cover costs relating to outstanding expenses, due diligence, legal fees, and other general and administrative expenses of the Company.

13.             ADDITIONAL PAYMENTS TO THE OPTIONORS

13.1           In addition to the consideration required to exercise the Option set out in section 6 herein, the Optionee will pay the additional sums to the Optionors following the Closing Date as set out in columns VI, VII and VIII of Schedule A.

14.             CONSULTING AGREEMENTS

14.1           On the Closing Date, the Company will enter into a consulting agreement with Rene Ramirez or other person duly appointed by the board of directors of the Company to act as General Manager of the Company following the Closing Date on terms to be decided by the Company and the Optionee.

15.             CHANGE OF COMPANY DIRECTORS

15.1           On or prior to the Closing Date, the Optionors and the Company will effect the resignation of two current directors of the Company and will appoint two new directors on the Closing Date as solely determined and communicated in writing by the Optionee, which removals and appointments will be effected in accordance with Mexican law.

16.             PUBLIC ANNOUNCEMENT

16.1           Immediately after the execution of this Agreement, the Optionee will issue a public announcement, announcing the entry into this Agreement, which announcement shall address all matters required by the Exchange policies and shall be in form and substance acceptable to the Company, acting in a commercially reasonable manner. No Party shall issue any news release or public statements inconsistent with such public announcement.

17.             AMENDMENT TO COMPANY’S CHARTER

17.1           On or prior to the Closing Date, the Company will either amend its Charter or enter into an agreement with the Optionors and the Optionee in accordance with the laws of Mexico, which amendment or agreement, as applicable, will be effective upon the Closing Date and will prohibit the issuance of additional securities in the capital of the Company following the Closing Date, unless such issuance is approved by ninety percent (90%) of the votes cast by shareholders of the Company at a duly called shareholders’ meeting or pursuant to a consent resolution duly signed by all shareholders of the Company.

18.             COMPANY FINANCIAL STATEMENTS

18.1           Following the execution of this Agreement, the Company will use its reasonable commercial efforts to commence preparing financial statements of the Company prepared in accordance with Canadian GAAP and required by Applicable Securities Laws which will include:

(a)	audited annual financial statements for its most recently completed financial year end;

(b)	unaudited annual financial statements for the preceding year set out in (a) above;

(c)	unaudited interim financial statements for any interim period completed more than 60 days prior to the Closing Date; and

(d)	unaudited pro forma financial statements as at and for the periods ended in (a), (b) and (c) above.

18.2           The parties recognize that Etna will be required to file a Business Acquisition Report in accordance with Applicable Securities Laws within 75 days of the Closing Date, which report will include the financial statements of the Company set out above.

19.             MUTUAL CONDITIONS PRECEDENT

19.1           The exercise of the Option by the Optionee on the Closing Date shall be subject to the prior completion of the following mutual conditions:

(a)	the Exchange will have conditionally accepted the Transaction;

(b)

the Exchange Shares to be issued upon the Closing Date, and the Etna Shares to be issued upon the due exercise of the Exchange Warrants, will have been conditionally accepted for listing by the Exchange;

(c)	there will not be in force any order or decree restraining or enjoining the exercise of the Option; and

(d)

all consents, orders and approvals required, necessary or desirable for the completion of the transactions provided for in this Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to each of the Parties hereto, acting reasonably.

19.2           The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent may be waived by the Parties hereto.

20.             OPTIONORS’ CONDITIONS PRECEDENT

20.1           The right of the Optionee to exercise the Option on the Closing Date shall be subject to the prior completion of the following conditions:

(a)

the representations and warranties of the Optionee contained in this Agreement will have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such Closing Date, save and except in any case which would not have a Material Adverse Effect on the Optionee;

(b)

the Optionee will have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement to be fulfilled or complied with by the Optionee at or prior to the Closing Date;

(c)	the Optionee will deliver or cause to be delivered to the Optionors the closing documents as set forth in section 24.1 in a form satisfactory to the Optionors acting reasonably;

(d)

all proceedings to be taken in connection with the transactions contemplated in this Agreement will be satisfactory in form and substance to the Optionors, acting reasonably, and the Optionors will have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith;

(e)

this Agreement and all other documents necessary or reasonably required to close the Transaction, all in form and substance reasonably satisfactory to the Optionors, will have been executed and delivered to the Optionors; and

(f)	the Company will have amended its Charter or entered into an agreement with the Optionors and the Optionee as contemplated in section 17 hereof.

20.2           The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the sole benefit of the Optionors and the Company and may be waived by the Optionors and the Company in their sole discretion.

21.             OPTIONEE’S CONDITIONS PRECEDENT

21.1           The right of the Optionee to exercise the Option on the Closing Date shall be subject to the prior completion of the following conditions:

(a)

the representations and warranties of the Optionors, the Company and the Key Personnel contained in this Agreement will have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such Closing Date, save and except in any case which would not have a Material Adverse Effect on the Company or the Assets;

(b)

the Optionors, the Company and the Key Personnel will have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement to be fulfilled or complied with by the Optionors, the Company and the Key Personnel at or prior to the Closing Date;

(c)	the Optionors and the Company will deliver or cause to be delivered to the Optionee the closing documents as set forth in section 23.1 in a form satisfactory to the Optionee acting reasonably;

(d)

all proceedings to be taken in connection with the transactions contemplated in this Agreement will be satisfactory in form and substance to the Optionee, acting reasonably, and the Optionee will have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith;

(e)

this Agreement and all other documents necessary or reasonably required to close the Transaction, all in form and substance reasonably satisfactory to the Optionee, will have been executed and delivered to the Optionee; and

(f)	the Optionee completing and being reasonably satisfied with its due diligence on the Assets and the Company.

21.2           The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the sole benefit of the Optionee and may be waived by the Optionee in its sole discretion.

22.             CLOSING

22.1           The Closing will take place on the Closing Date at the offices of the lawyers for the Optionee or at such other location as agreed to by the Parties. Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Parties, provided such undertakings are satisfactory to each Party’s respective legal counsel.

23.             CLOSING DELIVERIES OF THE OPTIONORS

23.1           At Closing, the Optionors and the Company will deliver or cause to be delivered the following, duly executed and in the form and substance reasonably satisfactory to the Optionee:

(a)	share certificates evidencing the Company Shares together with instruments of conveyance duly executed and notarized before a Mexican Notary Public, or as required under Mexican law;

(b)

an opinion of counsel for the Company, dated as at the Closing Date and addressed to the Optionee and the Optionee’s counsel, in the form and substance satisfactory to the Optionee’s counsel, acting reasonably;

(c)	all other information in the possession or control of the Optionors or the Company with respect to the Assets and the Company, which has not been previously delivered to the Optionee;

(d)	duly executed Questionnaires from all U.S. Persons in the form set out in Schedule D;

(e)

duly executed documents evidencing the resignation of two current directors of the Company and the appointment of two new directors to fill such vacancies as solely determined by the Optionee, in accordance with Mexican law;

(f)	a certified copy of the resolutions of the directors of the Company approving and authorizing the entry into this Agreement and the transactions contemplated herein;

(g)	a certificate of a senior officer of the Company attesting that:

(i) the representations and warranties of the Company are true and correct at the Closing Date as if made at that time,

(ii) all agreements, covenants and conditions required by this Agreement to be complied with or performed by the Company on or before the Closing Date have been complied with or performed, and

(iii) all conditions precedent to the obligations of the Company contained in this Agreement have been satisfied or waived;

(h)	the Company will have entered into the Consulting Agreement set out in section 14 herein; and

(i)	such other closing documents as may be required by the Optionee, acting reasonably.

24.             CLOSING DELIVERIES OF THE OPTIONEE

24.1           At Closing, the Optionee will deliver or cause to be delivered the following, duly executed and in the form and substance reasonably satisfactory to the Optionors and the Company:

(a)	share certificates registered in the name of the Optionors representing the Exchange Shares in the amounts set out in Schedule A;

(b)	warrant certificates registered in the name of the Optionors representing the Exchange Warrants in the amounts set out in Schedule A;

(c)	payment of funds to the Optionors in accordance with the amounts set out in Schedule A;

(d)	evidence of payment of funds to the Company in accordance with section 6;

(e)	evidence of conditional Exchange approval with respect to the Transaction;

(f)	a certified copy of the resolutions of the directors of the Optionee approving and authorizing the entry into this Agreement and the transactions contemplated herein;

(g)	a certificate of a senior officer of the Optionee attesting that:

(i) the representations and warranties of the Optionee are true and correct at the Closing Date as if made at that time,

(ii) all agreements, covenants and conditions required by this Agreement to be complied with or performed by the Optionee on or before the Closing Date have been complied with or performed, and

(iii) all conditions precedent to the obligations of the Optionee contained in this Agreement have been satisfied or waived; and

(h)	such other closing documents as may be required by the Optionor, acting reasonably.

25.             OBLIGATIONS AND RIGHTS OF THE OPTIONEE DURING OPTION PERIOD

25.1           During the Option Period, the Company will:

(a)

maintain, or cause to be maintained, the Concessions in good standing by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such Concessions free and clear of all liens and other charges arising from the Company’s activities thereon;

(b)

permit the Optionee, or its representative duly authorized in writing, to visit and inspect the Concessions at all reasonable times and intervals, and data obtained by the Company as a result of its operations thereon, provided always that the Optionee or its representative shall abide by the rules and regulations laid down by the Company relating to matters of safety and efficiency in its operations and, notwithstanding, the Company shall be under no liability to the Optionee or its representative for any personal injury, including death, or any damage to property other than such as might be occasioned by or through any negligence on the part of the Company, its servants or agents;

(c)

do all work (and will ensure that all work performed by the Optionor’s contractors on the Concessions is done) in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d)

indemnify and save the Optionee harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Company’s activities on the Concessions, but the Company shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Concessions made by the Company are left in a safe condition;

(e)	permit the Optionee, at its own expense, reasonable access to the results of the work done on the Concessions during the last completed calendar year; and

(f)

deliver to the Optionee, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Company with respect to the Concessions, as well as regular reports as to the amount of expenditures made by the Company.

26.             COLLECTION OF PERSONAL INFORMATION

26.1           The Optionors acknowledge and consent to the fact that the Optionee is collecting the Optionors’ Personal Information as defined in Schedule G which may be disclosed by the Optionee to:

(a)	the Exchange or other securities regulatory authorities;

(b)	the Optionee’s registrar and transfer agent; and

(c)	authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

26.2           By executing this Agreement, the Optionors are deemed to be consenting to the foregoing collection, use and disclosure of the Optionors’ personal information and to the retention of such personal information for as long as permitted or required by law or business practice.

26.3           By executing this Agreement, the Optionors hereby consent to the foregoing collection, use and disclosure of the Optionors’ personal information. The Optionors also consent to the filing of copies or originals of any of the Optionors’ documents described herein as may be required to be filed with the Exchange or any securities regulatory authority in connection with the transactions contemplated hereby. An officer of the Optionee is available to answer questions about the collection of personal information by the Optionee.

27.             TERMINATION OF OPTION AND AGREEMENT

27.1           This Agreement and the Option may be terminated by mutual written agreement of the Parties. Unless otherwise agreed in writing by the Parties, this Agreement shall terminate without further notice or agreement in the event that:

(a)	by the Optionee giving fifteen (15) days notice of such termination to the Optionors and the Company;

(b)	subject to section 28 hereof, upon the Optionee failing to remedy a default as provided herein;

(c)	the Transaction is rejected by the Exchange and all recourse or rights of appeal have been exhausted;

(d)

upon the Optionee failing to make the payments, issue the Exchange Shares and the Exchange Warrants and satisfy the closing conditions prior to March 31, 2010, or such later date as may be approved in writing by the Parties; or

(e)	the Closing Date has not occurred prior to March 31, 2010, or such later date as may be approved in writing by the Parties.

28.             DEFAULT

28.1           If at any time during the Option Period, the Optionee is in default of any material provision in this Agreement, the Optionors and the Company may terminate this Agreement, but only if:

(a)	it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b)

the Optionee has not, within 30 calendar days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will undertake same to completion without undue delay.

28.2           Should the Optionee fail to comply with the provision of section 28.1, the Optionors and the Company may thereafter terminate this Agreement by giving written notice thereof to the Optionee.

29.             RESTRICTIVE COVENANTS

29.1           Until the earlier of the exercise of the Option or the termination of this Agreement, neither the Company nor the Optionors will, without the prior written consent of the Optionee, allow the Concessions to become subject to any Encumbrance of any nature or kind whatsoever or enter into any agreement (whether written or verbal) that may result in the creation of any such Encumbrance or otherwise restrict in any manner whatsoever the exercise of the Option by the Optionee as contemplated by this Agreement.

30.             NOTIFICATION

30.1           Between the date of this Agreement and the exercise of the Option, each of the Parties to this Agreement will promptly notify the other Party in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Party will promptly notify the other Parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

31.             INDEMNITY

31.1           The Key Personnel and the Company covenants and agrees with the Optionee (which covenant and agreement will survive the execution, delivery and termination of this Agreement for a period of two years from the Closing Date) to indemnify and save harmless the Optionee against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Optionee, directly or indirectly, by reason of or arising out of any warranties or representations on the part of the Company or the Key Personnel herein being untrue.

31.2           The Optionee covenants and agrees with the Optionors (which covenant and agreement will survive the execution, delivery and termination of this Agreement for a period of two years from the Closing Date) to indemnify and save harmless the Optionors against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Optionee herein being untrue.

31.3           Each Optionor (which covenant and agreement will survive the execution, delivery and termination of this Agreement for a period of two years from the Closing Date) to severally indemnify and save harmless the Optionee against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Optionee, directly or indirectly, by reason of or arising out of or in connection with:

(a)	any material breach by such Optionor of or any material inaccuracy of any representation or warranty of the Optionor contained in Section 2.3 of this Agreement; and

(b)	any failure of such Optionor to transfer good title of its respective Company Shares to the Optionee, free and clear of all Liens and Encumbrances.

31.4           Each Optionor’s and Key Personnel’s aggregate liability to the Optionee for any and all Losses in respect of any and all causes of action, event, or other circumstances arising out of this Agreement shall not exceed the following:

(a)

the aggregate value of the Exchange Shares then held by such Optionor (being the Market Price of the Etna Shares) at the time the subject Claim is payable (which for greater certainty is after final adjudication or settlement) and which were issued to the Optionor pursuant to this Agreement (the “Optionor’s Shareholder Exchange Derived Securities”); plus

(b)	with respect to the Optionor’s Shareholder Exchange Derived Securities sold by an Optionor to an arm’s length Person through normal market transactions, the net proceeds from such sale; or

(c)

with respect to the Optionor’s Shareholder Exchange Derived Securities sold by an Optionor in circumstances other than those contemplated in clause (b) of this subsection, the Market Price of such Optionor’s Exchange Derived Securities at the time of sale by such Optionor.

31.5           Any liability of the Optionor pursuant to section 31.3 may be settled, at each Optionor’s option, by the delivery of Exchange Shares duly executed and endorsed in blank for transfer or accompanied by a duly executed power of attorney duly endorsed in blank for transfer, and if applicable, with all stock transfer and any other required documentary stamps affixed (valued in accordance with section 31.4) or the payment of cash.

31.6           In no event shall any Optionor have any liability to the Optionee (or the Optionee’s Affiliates or representatives) hereunder for any consequential, special or nominal damages or lost profits.

31.7           Notwithstanding the forgoing, no Optionor or Key Personnel will be required to indemnify the Optionee in the event such amount is determined to be less than $5,000 per Optionor or Key Personnel in accordance with the arbitration procedures set out in this Agreement and all recourse or rights of appeal have been exhausted.

32.             NOTICE OF CLAIM

32.1           In the event that a party (the “Indemnified Party”) shall become aware of any claim, proceeding or other matter (a “Claim”) in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonably particularity (to the extent that the information in available) the factual basis for the Claim and the amount of the Claim, if known.

32.2           If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give such notice on a timely basis.

33.             DIRECT CLAIMS

33.1           With respect to any Direct Claim during the period from the date of this Agreement to the date that is two years from the Closing Date, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon written extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in accordance with the terms of this Agreement.

34.             THIRD PARTY CLAIMS

34.1           With respect to any Third Party Claim during the period from the date of this Agreement to the date that is two years from the Closing Date, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences), in which case the Indemnifying Party shall pay the reasonable fees and expenses of one such counsel. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one such counsel, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable Law or the order of any court, tribunal or regulatory body having jurisdiction to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect to of which such payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was reasonable in the circumstances having regard to the amount and merits of the Third Party Claim, such dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association at its Phoenix, Arizona regional office, unless such other office is agreed to by the parties.

35.             SETTLEMENT OF THIRD PARTY CLAIMS

35.1           If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

36.             CO-OPERATION

36.1           The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it become available).

37.             EXCLUSIVITY

37.1           The provisions of sections 32-37 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in sections 32-37.

38.             CONFIDENTIALITY

38.1           All information of the Company as to its business, properties, title, assets and affairs, including information delivered in oral, electronic or written format, which (1) has not become generally available to the public, (2) was not available to the Optionee or its representatives on a non-confidential basis before the date of this Agreement or (3) does not become available to the Optionee or its representatives on a non-confidential basis from a person who is not otherwise bound by confidentiality obligations to the Company with respect to such information and not otherwise prohibited from transmitting such information, shall be kept strictly confidential by the Optionee and its representatives (the “Company Confidential Information”). No Company Confidential Information may be released to third parties without the consent of the Company, except that the Company agrees that it will not unreasonably withhold such consent to the extent that such Company Confidential Information is compelled to be released by legal process or is required to be released to regulatory bodies, including, but not limited to, the Exchange, and/or included in public documents to satisfy the disclosure requirements in order to consummate the transactions contemplated herein or otherwise.

38.2           Similarly, all information of the Optionee as to its business, properties, title, assets and affairs, including information delivered in oral, electronic or written format, which (1) has not become generally available to the public, (2) was not available to the Optionors, the Company or its representatives on a non-confidential basis before the date of this Agreement or (3) does not become available to the Optionors, the Company or its representatives on a non-confidential basis from a person who is not otherwise bound by confidentiality obligations to the Optionee with respect to such information and not otherwise prohibited from transmitting such information, shall be kept strictly confidential by the Optionors, the Company and its representatives (the “Optionee Confidential Information”). No Optionee Confidential Information may be released to third parties without the consent of the Optionee, except that the Optionors and the Company, as applicable, hereto agrees that it will not unreasonably withhold such consent to the extent that such Optionee Confidential Information is compelled to be released by legal process or is required to be released to regulatory bodies, including, but not limited to, the Exchange, and/or included in public documents to satisfy the disclosure requirements in order to consummate the transactions contemplated herein or otherwise.

39.             NOTICES

39.1           Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a fax) addressed as provided below: (a) when actually delivered or faxed to said address, or (b) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the Canadian mails, postage prepaid and registered or certified:

If to the Optionors and the Company, then to the following address:

                    Avenida Ignacio Ramirez

If to the Optionee then to the following address:

Etna Resources Inc.
Suite 110 – 3040 N. Campbell Ave.
Tucson, Arizona USA 85719
Facsimile: (520) 623-3326
Attention: Andrew Brodkey

With a copy (which does not constitute notice) to:

Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, British Columbia
V6C 3H1
Fax: (604) 687-6314
Attention: Cam McTavish

or at such other address as the Parties shall have specified by notice actually received by the addressor.

40.             AMENDMENTS AND WAIVERS

40.1           Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the Company, the Optionors and the Optionee, or in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this section 40 shall be binding upon the Company, the Optionors and the Optionee pursuant to this Agreement.

41.             CONSENT TO JURISDICTION

41.1           For disputes under this Agreement, each of the Company, the Optionors and the Optionee hereby agrees to exclusively resolve such disputes in accordance with the dispute resolution services of the American Arbitration Association at its regional office in Phoenix, Arizona unless such other office is approved in writing by all parties.

42.             GOVERNING LAW

42.1           This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

43.             FURTHER ASSURANCES

43.1           The Company, the Optionors and the Optionee, upon the request of any other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the Transaction.

44.             TIME

44.1           Time is of the essence of this Agreement.

45.             ASSIGNMENT

45.1           This Agreement may not be assigned by any of the parties hereto.

46.             INDEPENDENT LEGAL ADVICE

46.1           The Company and each of the Optionors acknowledges that he or it has obtained independent legal advice regarding the execution of this Agreement, or has been advised of his or its respective right to obtain independent legal advice, and if he or it has not in fact obtained independent legal advice, such party acknowledges herewith that he or it understands the contents of this Agreement and that he or it is executing the same voluntarily and without pressure from the other parties or anyone on their behalf.

47.             PUBLIC ANNOUNCEMENT; DISCLOSURE

47.1           The Company and the Optionors shall not make any public announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the Optionee, which consent shall not be unreasonably withheld, and the Optionee shall not make any public announcement concerning this Agreement or the matters contemplated herein, its discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the Company, which consent shall not be unreasonably withheld, provided that no party shall be prevented from making any disclosure which is required to be made by law, the Canadian securities regulatory authorities, or any rules of a stock exchange or similar organization to which it is bound.

48.             ENTIRE AGREEMENT, COUNTERPARTS, SECTION HEADINGS

48.1           This Agreement, and the Schedules hereto, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any prior written or oral understandings with respect thereto. This Agreement may be executed by facsimile and in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

49.             REGULATORY APPROVAL

49.1           This Agreement is subject to regulatory approval, including, without limitation, that of the Exchange.

50.             CURRENCY

50.1           All monetary amounts set out herein are set out in United States currency.

51.             COUNTERPARTS

51.1           This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

52.             FAX EXECUTION

52.1           This Agreement may be executed by delivery of executed signature pages by fax or other means of electronic transmission and such execution will be effective for all purposes.

[the remainder of the page left intentionally blank]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first written above.

ETNA RESOURCES INC.

Per:	/s/ Andrew Brodkey
Authorized Signatory

ESCONDIDAS INTERNACIONAL S.A. de C.V.

Per:	/s/ Authorized Signatory
Authorized Signatory

EXECUTED by HAROLD GARDNER in	)
the presence of:	)
)
)
Signature	)
	)	/s/ Harold Gardner
Print Name	)	HAROLD GARDNER
)
Address	)
)
)
)
Occupation	)

EXECUTED by FEDERICO DIAZ in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Federico Diaz
Print Name	)	FEDERICO DIAZ
)
Address	)
)
)
)
Occupation	)

EXECUTED by CARLOS COTA in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Carlos Cota
Print Name	)	CARLOS COTA
)
Address	)
)
)
)
Occupation	)

EXECUTED by RENE RAMIREZ in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Rene Ramirez
Print Name	)	RENE RAMIREZ
)
Address	)
)
)
)
Occupation	)

EXECUTED by JAIME IBARRA in the	)
presence of:	)
)
)
Signature	)
	)	/s/ Jaime Ibarra
Print Name	)	JAIME IBARRA
)
Address	)
)
)
)
Occupation	)

EXECUTED by LUIS CARLOS	)
DUARTE in the presence of:	)
)
)
Signature	)
	)	/s/ Luis Carlos Duarte
Print Name	)	LUIS CARLOS DUARTE
)
Address	)
)
)
)
Occupation	)

SCHEDULE A

OPTIONORS

I Name and Country of Residence of Optionor	II Number of Company Shares held on date of Agreement	III Number of Exchange Shares to be received on the Closing Date	IV Number of Exchange Warrants to be received on the Closing Date	V Cash to be received on the Closing Date	VI Cash to be received on the date that is 6 months from the Closing Date	VII Cash to be received on the date that is 12 months from the Closing Date	VIII Cash to be received on the date that is 18 months from the Closing Date
Harold Gardner United States	106	2,729,500	1,987,500	$33,125	$132,500	$132,500	$198,750
Federico Diaz Mexico	96	2,472,000	1,800,000	$30,000	$120,000	$120,000	$180,000
Carlos Cota Mexico	80	2,060,000	1,500,000	$25,000	$100,000	$100,000	$150,000
Rene Ramirez Mexico	106	2,729,500	1,987,500	$33,125	$132,500	$132,500	$198,750
Jaime Ibarra Mexico	6	154,500	112,500	$1,875	$7,500	$7,500	$11,250
Luis Carlos Duarte Mexico	6	154,500	112,500	$1,875	$7,500	$7,500	$11,250
TOTAL	400	10,300,000	7,500,000	$125,000	$500,000	$500,000	$750,000

SCHEDULE B

CONCESSIONS

SCHEDULE C

ASSETS

SCHEDULE D

ACCREDITED INVESTOR QUESTIONNAIRE

The Optionor, who is a U.S. Person, covenants, represents and warrants to the Optionee that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Optionor satisfies, if applicable)

______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, whose investment decisions are made solely by persons that are accredited investors;

______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

______	Category 6	A director or executive officer of Etna;

______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that Optionors claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Optionee with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Optionor’s status as an Accredited Investor.

If the Optionor is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

________________________________________________________________________

The Optionor hereby certifies that the information contained in this Certificate is complete and accurate and the Optionor will notify the Optionee promptly of any change in any such information. If this Certificate is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Optionor represents that it has the authority to execute and deliver this Certificate on behalf of such entity.

All undefined terms herein shall have the meanings set out in the Agreement.

IN WITNESS WHEREOF, the undersigned Optionor has executed this Certificate as of the ______day of ________________, 200__.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. Number

Address	Address

SCHEDULE E

MATERIAL CONTRACTS – COMPANY

SCHEDULE F

FORM OF EXCHANGE WARRANT

SCHEDULE G

PERSONAL INFORMATION

APPENDIX 6A
ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,

  to verify the Personal Information that has been provided about each individual,

  to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,

  to consider the eligibility of the Issuer or Applicant to list on the Exchange,

  to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates,

  to conduct enforcement proceedings, and

  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.